The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286




Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE:  American Depositary Shares evidenced by
American Depositary Receipts, each
representing three Ordinary Shares of HBOS
PLC
(Form F-6 File No 333-137733)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the ratio change of HBOS PLC, from one American
Depositary Share representing three deposited shares to one American Depositary Share represents one deposited share, effective
October 26, 2006.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio of one American
Depositary Share represents one ordinary share of HBOS PLC. The Prospectus has been revised to reflect the new par value by addition of the following notation:

Effective October 26, 2006, the ratio will be one American Depositary share represents one deposited share.

Please contact me with any questions or
comments at 212 815-4244.